Imprimis Pharmaceuticals Announces Second Quarter 2015 Financial Results

and Provides Business Update

Management will host conference call today at 4:30 p.m. EDT (1:30 p.m. PDT)

San Diego, CA — August 12, 2015 — Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY), a pharmaceutical company focused on the development and commercialization of proprietary compounded drug formulations, today announced its financial results for the second quarter ended June 30, 2015. Management will discuss the financial results and recent business updates on a conference call this afternoon at 4:30 p.m. EDT.

Key Second Quarter 2015 Accomplishments and Recent Developments

Financial Highlights

●	Total revenues reported for the second quarter 2015 were $2.0 million, representing a 195% increase over revenues of $0.7 million recorded for the same period of 2014.

●	Adjusted EBITDA was $(2.6 million, or approximately $(0.28) per share of common stock, for the second quarter compared to $(1.9) million, or approximately $(0.21) per share of common stock, for the same period a year ago.

●	Sales of the Company’s proprietary Tri-Moxi and Tri-Moxi-Vanc compounded injectable formulations for the second quarter 2015 were $0.5 million, an increase of over 900% compared to the same quarter a year ago, and a 60% increase when compared to the first quarter 2015.

●	Second quarter 2015 sales for the Company’s combination topical eye drop formulations totaled $96,000. Sales momentum for these topical eye drop formulations have continued, as Imprimis expects to more than triple that revenue total in the third quarter.

●	Sales of HLA compounded formulations in the second quarter were $165,000, with an additional $50,000 in royalty revenues from legacy HLA sub-licensees. Imprimis has transitioned all legacy HLA formulation prescriptions to its compounding pharmacies and converted 26 prescribing interstitial cystitis (IC) specialist physicians to its platform.

●	To date, the average monthly value for each HLA prescription has been approximately $1,600 per month for paid and pending orders.

●	Gross margins increased to 47% for the second quarter in 2015 compared to 29% for the same period last year. The increase was primarily attributable to continued implementation of pharmacy efficiencies and increased sales of the Company’s proprietary compounded formulations.

●	Completed the term loan agreement with an affiliate of Life Sciences Alternative Funding LLC for up to $15 million in proceeds, subject to certain conditions.

●	As of June 30, 2015, the Company had $10 million in cash and cash equivalents.

Commercialization and Corporate Developments

●	Introduced combination eye drop formulations and launched the LessDrops educational campaign at the American Society of Cataract and Refractive Surgery Symposium in April 2015.

●	Acquired the rights to new proprietary formulations, in a novel troche format, for conscious sedation of patients undergoing ophthalmic surgery and other surgical procedures.

●	Completed an international licensing agreement to expand the Company’s Dropless Therapy and LessDrops combination drop formulations into Canada.

●	Gained exclusive U.S. commercial rights to the patented HLA compounded formulation for the treatment of symptoms associated with patients with IC.

●	Publication of HLA study in the Canadian Journal of Urology demonstrating the benefits of heparin and alkalinized lidocaine combination formulation for the relief of IC symptoms.

●	Launched the Defeat IC™ educational campaign during the American Urological Association (AUA) annual meeting in May 2015 to help increase awareness among medical practitioners and patients in the U.S. affected by IC.

●	Introduced lyophilized Tri-Mix compounded formulations for erectile dysfunction (ED) and launched the associated ED free™ educational campaign at the May AUA annual meeting.

ImprimisRx Pharmacy Operations

●	Ongoing efficiency measures being implemented at the Company’s compounding centers resulted in increased productivity per employee while at the same time added personnel enhanced client services.

●	Completed the acquisition of JT Pharmacy, Inc., d/b/a Central Allen Pharmacy, based near Dallas, Texas. Imprimis now has distribution capabilities to an aggregate of 45 states, including California, Texas, Florida, New York and Illinois.

●	Continued construction efforts of a 8,600 square foot leased facility in Roxbury, New Jersey, which is expected to serve as the new location for the Company’s New Jersey-based pharmacy and include a separate state-of-the-art outsourcing facility intended to comply with cGMP manufacturing standards and Section 503B of the U.S. Food, Drug, and Cosmetic Act.

Mark L. Baum, Chief Executive Officer of Imprimis, stated, “We are pleased with the significant growth in our sales revenues recorded in the second quarter. We continue to execute on our 2015 land and expand focus and during the quarter introduced an array of complementary proprietary and non-proprietary ophthalmic and urologic offerings. To help manage this growth, we have refined our pharmacy operations workflow to help increase productivity and created a dedicated internal client services team who are committed to providing first-in-class customer care and billing services. Looking forward, we expect a ramp-up of sales during the remainder of the year and into 2016, especially the sales of our compounded HLA formulation. We believe we are well-positioned for sustained growth and future profitability.”

2015 Revenue Outlook

For the year ending December 31, 2015, the Company expects total revenue of $12.0 million to $13.5 million. The Company’s revenue guidance includes the incremental contributions from the acquisition of JT Pharmacy, which closed in August 2015.

Financial Summary

Selected unaudited highlights regarding operating results for the three and six months ended June 30, 2015 and for the same periods in 2014 are described in the tables below (in thousands, expect per share data):

	For the three months ended June 30, 2015	For the three months ended June 30, 2014
Total Revenues	$1,967	$667
Cost of Sales	1,050	476
Selling & Marketing Expenses	1,630	469
General & Administrative Expenses	2,743	2,289
Research & Development Expenses	25	36
Other Income (Expense), net	(249)	7
Net Loss	$(3,730)	$(2,596)
Net Loss per Common Share	$(0.39)	$(0.28)

	For the six months ended June 30, 2015	For the six months ended June 30, 2014
Total Revenues	$3,530	$6,679
Cost of Sales	2,057	476
Selling & Marketing Expenses	2,642	826
General & Administrative Expenses	5,223	4,209
Research & Development Expenses	206	96
Other Income (Expense), net	(225)	17
Net Loss	$(6,823)	$(4,921)
Net Loss per Common Share	$(0.72)	$(0.54)

The tables below describes certain classifications of our compounded drug formulations and other revenues (in thousands):

	Three months ended June 30,
	2015	2014
Tri-Moxi and Tri-Moxi-Vanc	$516	$51
Combination eye drops	96	-
HLA (including royalties)	215	-
Other revenues	1,140	616
Total revenues	$1,967	$667

	Six months ended June 30,
	2015	2014
Tri-Moxi and Tri-Moxi-Vanc	$837	$51
Combination eye drops	96	-
HLA (including royalties)	222	-
Other revenues	2,425	618
Total revenues	$3,530	$669

Adjusted EBITDA

In addition to the company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results, provides a more complete understanding of the company’s results of operations and the factors and trends affecting its business. Management believes adjusted EBITDA provides meaningful supplemental information regarding the company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the company’s core operating performance and that may obscure trends in the company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the company’s results. However, adjusted EBITDA and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the company’s competitors.

The company defines adjusted EBITDA as net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, other income (expense) and, if any and when specified, other non-recurring income or expense items. The company believes that the most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net loss as a measure of operating performance or to net cash provided by (used in) operating, investing or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of adjusted EBITDA, a non-GAAP measure to the most comparable GAAP measure, net loss, for the three months ended June 30, 2015 and 2014 (in thousands):

	For the three months ended June 30, 2015	For the three months ended June 30, 2014
Net Loss	$(3,730)	$(2,596)
Stock-based compensation	703	709
Depreciation	58	8
Amortization	94	18
Interest (income) expense, net	249	(7)
Adjusted EBITDA	$(2,626)	$(1,868)

Second Quarter 2015 Financial Results Webcast and Conference Call

The company will hold a conference call and audio-only webcast today at 4:30 p.m. EDT (1:30 p.m. PDT). The conference call and webcast will be open to all listeners and a question and answer session will follow the prepared remarks. To participate in this event, dial 877-407-8035 domestically or 201-689-8035 internationally, approximately 5 to 10 minutes prior to the start of the call. Additionally, you can listen to the event online at www.investorcalendar.com/event/174189, as well as at the company’s website at www.imprimispharma.com. If you are unable to participate during the live webcast, the event archive will be available at www.investorcalendar.com/event/174189 or at the company’s website. You may access the teleconference replay by dialing 877-660-6853 domestically or 201-612-7415 internationally, referencing conference 13614752. The replay will be available until September 13, 2015.

ABOUT IMPRIMIS PHARMACEUTICALS

San Diego-based Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a pharmaceutical company dedicated to delivering high quality and innovative medicines to physicians and patients at accessible prices. Imprimis’ business is focused on its proprietary ophthalmology and urology drug formulations. The company’s pioneering ophthalmology formulation portfolio is disrupting the multi-billion dollar eye drop market, addressing patient compliance issues and providing other medical and economic benefits to patients. Imprimis recently launched its urology business, which includes a patented formulation to address patients suffering from interstitial cystitis and lyophilized compounded formulations for men with erectile dysfunction. For more information about Imprimis, please visit the company’s corporate website at www.ImprimisPharma.com; ophthalmology business websites at www.GoDropless.com and www.LessDrops.com; and urology business websites at www.DefeatIC.com and www.EDfree.com.

SAFE HARBOR

This press release contains forward looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered forward looking statements, including statements regarding, among other things, development and growth of our pharmacy operations, including integration of recently acquired pharmacies, the proposed opening of an outsourcing facility in 2015 and compliance with applicable governmental standards; development and commercialization of the company’s currently available and potential new proprietary compounded formulations; the market potential for Imprimis’ ophthalmology and urology formulations and the company’s ability to capture a significant share of these markets; plans to expand the company’s ophthalmology and urology business units and the success of any such expansion, including the launch of new formulations and any anticipated growth in the sales of or the customer base for these formulations; the success of the company’s compounding pharmacy commercialization model; the company’s anticipated use of proceeds received under its loan agreement and its potential to receive additional proceeds under the loan agreement; and the company’s projections regarding its future operating results, including expectations regarding future revenue growth and any potential to achieve profitability. Forward looking statements are based on management’s current views, expectations and assumptions and therefore are not guaranties of future performance and are subject to risks and uncertainties that may cause actual results to differ materially and adversely from those predicted by the forward looking statements. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, risks and uncertainties related to Imprimis’ ability to make commercially available its compounded formulations and technologies in a timely manner or at all; physician interest in prescribing, and patient interest in using, compounded formulations generally and the company’s proprietary formulations; risks related to its compounding pharmacy operations, including its ability to develop and open an outsourcing facility and maintain compliance with applicable state and federal laws and regulations; its ability to obtain third-party payor reimbursement for any of its proprietary formulations; its ability to enter into other strategic alliances, including arrangements with investors and with pharmacies, physicians and healthcare organizations for the development and distribution of its formulations; its ability to obtain intellectual property protection for its assets; its ability to accurately estimate its expenses and cash burn and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential markets for its technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry generally; competition; and market conditions. As a result of these risks and uncertainties, undue reliance should not be placed on forward looking statements. The limited information contained in this press release is not adequate for making an informed investment judgment about the company, and you are encouraged to read Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, which more fully describe the company and its business and the risks and uncertainties that may impact future performance. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Forward looking statements speak only as of the date they are made and except as required by law, Imprimis undertakes no obligation to update any forward looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

All Imprimis compounded formulations may only be prescribed pursuant to a physician prescription for an individually identified patient consistent with federal and state laws governing compounded drug formulations.

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Source: Imprimis Pharmaceuticals, Inc.

Investor Contact

Bonnie Ortega

bortega@imprimispharma.com

858.704.4587

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